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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholders of The Kroll-O'Gara Company
Cincinnati, Ohio

         We consent to the incorporation by reference in this Registration Statement of The Kroll-O'Gara Company on Form S-3 of our report dated March 13, 1997 (August 8, 1997 as to Notes 7 and 17 to the financial statements) appearing in the Annual Report on Form 10-K of The Kroll-O'Gara Company for the year ended December 31, 1997.

         We also consent to the reference to us under the heading "Experts" in such Registration Statement.




Deloitte & Touche LLP

New York, New York
November 20, 1998